UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive Santa Barbara, California	93111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 879-6000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 19, 2007, the Compensation Committee of the Board of Directors of Mentor Corporation (the “Company”) approved the Company’s Fiscal 2008 Annual Incentive Bonus plan (the “AIB”), including minimum, target and maximum level bonus objectives for the executive officers. The amount of the award of any cash bonuses under the AIB plan for fiscal year 2008 performance will be based on our achievement of both specified results with respect to corporate operating income and strategic initiatives for fiscal year 2008. If the minimum, target or maximum performance objectives are met, participants will receive a bonus payment under the AIB plan, with the specific amount that such participant receives dependent on his or her individual performance. The amount that could be received by our President and Chief Executive Officer under the AIB plan ranges from between 0% (assuming the minimum objectives were not met) and 150% of base salary, with a target bonus amount of 125% of base salary. For the other executive officers, the amount such officers could receive under the AIB plan ranges from 0% to 90% of base salary, with target bonus amounts ranging from 40% to 75% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENTOR CORPORATION

Date: July 24, 2007

/s/Joseph A. Newcomb
Joseph A. Newcomb
General Counsel

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